EXHIBIT 10.1
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                               LANDAUER



September 8, 2006


PERSONAL AND CONFIDENTIAL

Mr. Jonathon M. Singer
1279 Lincoln Ave. S.
Highland Park, IL 60035

Dear Jon:

As President and Chief Executive Officer of Landauer Inc. (the "Company"), I am pleased to offer you the position of Senior Vice President, Treasurer, Secretary and Chief Financial Officer.

The following is a summary of the terms and conditions of this offer:

1. ANNUAL COMPENSATION. Initial annual base salary of $250,000. Such salary shall be reviewed annually in accordance with the Company's executive compensation policies. Beginning with the 2007 fiscal year (which commences October 1, 2006), you will have the opportunity to earn annual bonuses under the Company's Incentive Compensation Plan for Executive Officers, with a target incentive bonus opportunity of not less than 40% of base salary.

2. SIGNING BONUS. A bonus of $75,000 will be paid to you upon your commencement of employment. 100% of the signing bonus must be repaid to the Company if you resign within the first year of employment and 50% of the signing bonus must be repaid to the Company if you resign within the second year of employment.

3. RESTRICTED STOCK. The following restricted stock grants of the Company's common stock will be made to you upon your commencement of employment: (a) 850 shares, with one-half vesting on the 6 month anniversary of the commencement of employment and one-half vesting on the eighteen month anniversary of employment, which shares are being conveyed to you for the forfeiture of the unvested equity awards from your current employer and (b) 1,500 shares, one-third of which will vest on each of the first three anniversaries of your commencement of employment, as an inducement to accept employment with the Company.

4. LONG-TERM PERFORMANCE AWARD. Restricted stock grants of the Company's common stock (or other equity award), valued at not less than $215,000 at the date of grant , will be made to you upon the commencement of employment pursuant to the Landauer, Inc. 2005 Long Term Incentive Plan, or any successor Plan.. This award will vest over a three-year performance period, based on the attainment of performance goals to be established by the Company's Board of Directors.

5. BENEFITS. You will be eligible to participate in the Company's employee benefit programs, as offered to new employees currently and subject to any future modifications.

6.   VACATION.  Four weeks annually.




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        Landauer, Inc. 2 Science Road  Glenwood, Illinois 60625
    Phone: 708-755-7000  Fax: 708-755-7011  E-mail: landauerinc.com


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7.   STANDARD POLICIES AND AGREEMENTS.  You will be subject to the
     Company's Code of Business Conduct and Ethics, Code of Ethics for Financial Executives and will be required to enter into the Company's Non-Competition Agreement and Confidentiality Agreement for Salaried Employees.

8. SEVERANCE. Should the Company terminate your employment for any reason other than for Cause (as defined in Exhibit A) you will be entitled to receive severance pay equal to nine months base salary and prorated target bonus for the fiscal year in which your termination occurs.

9. CHANGE OF CONTROL. You will participate in the Landauer, Inc. Executive Special Severance Plan as a Benefit Level II Employee.

10.  LANDAUER DOCUMENTS.   Attached are the following documents for your
     information:

           Landauer, Inc. Code of Business Conduct and Ethics Landauer, Inc. Code of Ethics for Financial Executives Landauer Non-Competition Agreement and Confidentiality
           Agreement for    Salaried Employees
           Landauer, Inc. Executive Special Severance Plan
           Form of Landauer, Inc. Restricted Stock Award Agreement.

This offer will remain open until close of business on September 8, 2006. Your acceptance, as evidenced by your signature below, will constitute a letter of agreement between the Company and you.

We are excited to have you join the Landauer team, Jon. I am counting on you playing a key leadership role in our growth strategy going forward.

                                  Sincerely,


                                  /s/ William E. Saxelby
                                  ------------------------------
                                  William E. Saxelby
                                  President and Chief Executive Officer




I accept the position of Senior Vice President, Treasurer, Secretary and Chief Financial Officer of Landauer Inc. as specified in this letter of agreement.


___________________________________
Jonathon M. Singer

__________________________
Date


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                               EXHIBIT A
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"Cause" shall mean any one or more of the following:

           (A) any willful refusal by the Executive to follow lawful directives of the Board or Chief Executive Officer which are consistent with the scope and nature of the Executive's duties and responsibilities;

           (B) the Executive's conviction of, or plea of guilty or nolo contendere to, a felony or of any crime involving moral turpitude, fraud or embezzlement;

           (C) any gross negligence or willful misconduct of the Executive resulting in a material loss to the Company or any of its subsidiaries, or material damage to the reputation of the Company or any of its subsidiaries;

           (D) any material breach by the Executive of any one or more of the Landauer, Inc. Code of Business Conduct and Ethics, the Landauer, Inc. Code of Ethics for Financial Executives, and the Landauer Non-Competition Agreement and Confidentiality Agreement for Salaried Employees; or

           (E) any violation of any statutory or common law duty of loyalty to the Company or any of its subsidiaries.